UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2007

Orthodontix, Inc.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-27836 (Commission File Number)	65-0643773 (IRS Employer Identification No.)

2 Snunit Street
Science Park
POB 455
Carmiel, Israel 21000

(Address of principal executive offices) (Zip Code)

1428 Brickell Avenue, Suite 105, Miami, Florida 33131

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (305) 371-4112

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

        On January 31, 2007, the holders of certain outstanding warrants of Orthodontix, Inc. (the “Company”), exercised warrants to purchase, in the aggregate, 3,875,416 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The exercising holders were Stephen H. Bittel, Ernest M. Halpryn, Glenn L. Halpryn, IVC Investors Ltd., Steven J. Glauser Trust, Frost Gamma Investment Trust, Dr. Jane Hsiao, Steven D. Rubin, Subbarao Uppaluri, Ann D. Singer Revocable Trust Agreement Dated 2/18/1998, Dr. Joseph S. Levy Revocable Trust Dated June 17, 1998 and Carole R. Levy Revocable Trust Dated June 17, 1998.

        The exercise price of the warrants was $1.376 per share. The aggregate exercise price of the shares of Common Stock issued in connection with the exercise of the warrants was $5,332,572.42.

        No broker-dealers were involved in the sale and no commissions were paid by the Company. The issuances of the shares of Common Stock were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of such Act.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORTHODONTIX, INC.

(Registrant)

Date: February 5, 2007	By: /s/ David Aviezer Name: David Aviezer, Ph.D. Title: President and Chief Executive Officer

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